Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	News Media	Investor Relations
	Sheri Woodruff	Ed Arditte
	609-720-4399	609-720-4621
	swoodruff@tyco.com	Karen Chin
609-720-4398

TYCO FILES AMENDED ANNUAL AND QUARTERLY REPORTS

PEMBROKE, Bermuda — April 20, 2007 — Tyco International Ltd. (NYSE: TYC; BSX: TYC) announced today that it has filed an amended Form 10-K/A for the fiscal year ended Sept. 29, 2006 and Form 10-Q/A for the quarter ended Dec. 29, 2006.  The purpose of the filings is to correct certain income tax items discovered during the second quarter of 2007, along with other income tax matters previously identified, corrected and disclosed in the company’s Form 10-Q for the quarter ended March 30, 2006.  Correction of these items results in an aggregate understatement of income tax expense of $14 million. In addition, the amendment includes the reclassification of a Tyco Engineered Products & Services joint venture as a discontinued operation.  While there was no material misstatement of the company’s financial statements in any prior period, the amended filings report a material weakness related to certain aspects of the company’s control processes for its income tax accounting.  The company is taking action to remediate these control processes.

ABOUT TYCO INTERNATIONAL

Tyco International Ltd. is a global, diversified company that provides vital products and services to customers in four business segments: Electronics, Fire & Security, Healthcare, and Engineered Products & Services.

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